Exhibit 99.1

BridgeBio Pharma Announces Proposed Public Offering of Common Stock

PALO ALTO, CA – March 6, 2023 — BridgeBio Pharma, Inc. (Nasdaq: BBIO) (“BridgeBio”), a commercial-stage biopharmaceutical company focused on genetic diseases and cancers, announced today that it has commenced an underwritten public offering of $150 million of shares of its common stock. BridgeBio also intends to grant the underwriters a 30-day option to purchase up to an additional $22.5 million of shares of its common stock. All of the shares in the proposed offering are to be sold by BridgeBio.

Goldman Sachs & Co. LLC, Evercore, and Morgan Stanley are acting as book-running managers for the proposed offering. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the proposed offering.

The shares of common stock are being offered by BridgeBio pursuant to an effective shelf registration statement on Form S-3ASR that was previously filed with the U.S. Securities and Exchange Commission (SEC) on July 7, 2020 and automatically became effective upon filing. The offering is being made only by means of a prospectus supplement and the accompanying prospectus that will form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and may be obtained, when available, from Goldman Sachs & Co. LLC, by mail at 200 West Street, New York, New York 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; Morgan Stanley & Co. LLC, by mail at 1585 Broadway, New York, New York 10036, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, or by email at prospectus@morganstanley.com; or by accessing the SEC’s website at www.sec.gov. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BridgeBio

BridgeBio is a commercial-stage biopharmaceutical company founded to discover, create, test and deliver transformative medicines to treat patients who suffer from genetic diseases and cancers with clear genetic drivers. BridgeBio’s pipeline of development programs ranges from early science to advanced clinical trials. BridgeBio was founded in 2015 and its team of experienced drug discoverers, developers and innovators are committed to applying advances in genetic medicine to help patients as quickly as possible.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding BridgeBio’s anticipated public offering. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release, such as the intended offering terms, are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions, the completion of the public offering on the anticipated terms or at all and BridgeBio’s intention to grant the underwriters an option to purchase additional shares. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in BridgeBio’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as discussions of potential risks, uncertainties, and other important factors in BridgeBio’s other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement and accompanying prospectus related to the proposed public offering expected to be filed with the SEC. In addition, any forward-looking statements contained in this press release represent the BridgeBio’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. BridgeBio explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

BridgeBio Contact:

Vikram Bali

contact@bridgebio.com

(650) 789-8220